                                                                 Exhibit (10)(v)

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                          DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I        TITLE AND DEFINITIONS........................................................    1

    1.1   Title...............................................................................    1

    1.2   Definitions.........................................................................    1

ARTICLE II       PARTICIPATION................................................................    4

ARTICLE III      DEFERRAL ELECTIONS...........................................................    4

    3.1   Elections to Defer Compensation.....................................................    4

    3.2   Investment Elections................................................................    5

ARTICLE IV       DEFERRAL ACCOUNTS AND TRUST FUNDING..........................................    6

    4.1   Deferral Accounts...................................................................    6

    4.2   Trust Funding.......................................................................    7

ARTICLE V        VESTING......................................................................    7

ARTICLE VI       DISTRIBUTIONS................................................................    7

    6.1   Distribution of Deferred Compensation and Discretionary Company Contributions.......    7

    6.2   Early Distributions.................................................................   10

    6.3   Inability to Locate Participant.....................................................   11

    6.4   Payment of Policy Premiums..........................................................   11

ARTICLE VII      ADMINISTRATION...............................................................   11

    7.1   Committee...........................................................................   11

    7.2   Committee Action....................................................................   11

    7.3   Powers and Duties of the Committee..................................................   12

    7.4   Construction and Interpretation.....................................................   12

    7.5   Information.........................................................................   13

    7.6   Compensation, Expenses and Indemnity................................................   13

                                      (i)

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    7.7   Quarterly Statements.................................................................  13

    7.8   Disputes.............................................................................  13

ARTICLE VIII     PROCEDURE FOR ADOPTION AND WITHDRAWAL BY PARTICIPATING EMPLOYERS..............  14

    8.1   Adoption of the Plan.................................................................  14

    8.2   Withdrawal From the Plan.............................................................  15

    8.3   Cessation of Guture Contributions....................................................  15

ARTICLE IX       MISCELLANEOUS.................................................................  15

    9.1   Unsecured General Creditor...........................................................  15

    9.2   Restriction Against Assignment.......................................................  15

    9.3   Withholding..........................................................................  16

    9.4   Amendment, Modification, Suspension or Termination...................................  16

    9.5   Governing Law........................................................................  16

    9.6   Receipt or Release...................................................................  16

    9.7   Payments on Behalf of Persons Under Incapacity.......................................  16

    9.8   Limitation of Rights and Employment Relationship.....................................  16

    9.9   Headings.............................................................................  17

                                     (ii)

                   THE FIRST AMERICAN FINANCIAL CORPORATION
                          DEFERRED COMPENSATION PLAN

     WHEREAS, The First American Financial Corporation (the "Company") has previously desires to established The First American Financial Corporation Deferred Compensation Plan (the "Plan") to provide supplemental retirement income benefits for a select group of management and or highly compensated employees through deferrals of salary, commissions and bonuses effective as of January 1, 1998; and

     WHEREAS, Company desires to amend and restate in its entirety the Plan to provide for the participation of a select group of management and highly compensated employees of entities of which Company has a greater than fifty percent (50%) but less than eighty percent (80%) ownership interest.

     NOW, THEREFORE, effective as of January 11, 2000, the Plan is hereby amended adopted to read as follows:

                                  ARTICLE I

                             TITLE AND DEFINITIONS
                             ---------------------

     1.1     Title.
             -----

     This Plan shall be known as The First American Financial Corporation Deferred Compensation Plan.

     1.2     Definitions.
             -----------

     Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

             (a) "Account" or "Accounts" shall mean a Participant's Deferral Ac count.

             (b) "Base Salary" shall mean a Participant's annual base salary, excluding bonus, incentive and all other remuneration for services rendered to Participating Company and prior to reduction for any salary contributions to a plan established pursuant to Section 125 of the Code or qualified pursuant to
Section 401(k) of the Code.

             (c) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death (other than the death benefits described in Section 6.1(b)(1) unless such person is designated as a beneficiary under the Policy described therein). No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. If there is no Beneficiary designation in effect, then the person designated to receive the death benefit specified in Section 6.1(c)(1) shall be the Beneficiary. However, no designation of a Beneficiary other than the Participant's spouse shall be valid unless consented to in writing by such spouse. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor. Payment by Company pursuant to any unrevoked Beneficiary designation, or to the Participant's estate if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of Company.

             (d) "Board of Directors" or "Board" shall mean the Board of Directors of The First American Financial Corporation.

             (e) "Bonuses" shall mean such additional amounts of income as Participating Company may determine to pay to an employee, as determined in the sole and absolute discretion of Participating Company.

             (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

             (g) "Commitee" shall mean the Committee appointed by the Board to administer the Plan in accordance with Article VII.

             (h) "Commissions" shall mean a Participant's remuneration earned from Participating Company which is dependent on sales activity and is not related to Base Salary or Bonuses.

             (i) "Company" shall mean The First American Financial Corporation and any successor corporations.

             (j) "Compensation" shall mean Base Salary, Commissions and Bonuses that the Participant is entitled to receive for services rendered to the Participating Company.

             (k) "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant's Compensation that he or she elects to defer, and (2) interest pursuant to Section 4.1.

             (l) "Distributable Amount" shall mean the balance in the Participant's Deferral Account.

             (m) "Early Distribution" shall mean an election by a Participant in accordance with Section 6.2 to receive a withdrawal of amounts from his or her Deferral Account prior to the time in which such Participant would otherwise be entitled to such amounts.

             (n) "Effective Date" and "Amended Effective Date" shall mean January 1, 1998 and January 1, 1999.

             (o) "Eligible Employee" shall mean such management and highly compensated employees as are designated by the Participating Company for participation in this Plan.

             (p) "Fund" or "Funds" shall mean one or more of the investment funds selected by the Committee pursuant to Section 3.2(b).

             (q) "Initial Election Period" for an Eligible Employee shall mean the 30-day period immediately prior to November 14, 1997 or the 30-day period following the time an employee shall be designated by the Company as an Eligible Employee.

             (r) "Interest Rate" shall mean, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month.

             (s) "Participant" shall mean any Eligible Employee who becomes a Participant in accordance with Section 2.1.

             (t) "Participating Company" shall mean Company and (i) each corporation or other entity which is a member of a controlled group of corporations or other entities (within the meaning of Sections 414(b) and 414(c) of the Code of which Company is a component member and (ii) such other entities which are not part of a controlled group of corporations or other entities, where Company has a fifty percent (50%) or more, but less than eighty percent (80%) ownership interest, provided that the Board of Directors of Company or its designee authorizes such entity's participation in this Plan and such entity's governing body requests participation in this Plan.

             (u) "Payment Date" shall mean the time as soon as practicable after the earlier of (1) the first day of the month following the end of the calendar quarter in which the Participant's employment terminates for any reason, or (2) the Scheduled Withdrawal Date.

             (v) "Plan" shall mean The First American Financial Corporation Deferred Compensation Plan set forth herein, now in effect, or as amended from time to time.

             (w) "Plan Year" shall mean the 12 consecutive month period beginning on each January 1 and ending on December 31.

             (x) "Policy" shall mean an insurance policy purchased in accordance with the terms of this Plan.

             (y) "Scheduled Withdrawal Date" shall mean the distribution date elected by the Participant for an in-service withdrawal of all amounts of Compensation deferred in a given Plan Year, and earnings and losses attributable thereto, as set forth on the election form for such Plan Year.

             (z) "Sponsoring Company" shall mean Company.

             (aa) "Trust" shall mean The First American Financial Corporation Deferred Compensation Plan Trust.

                                  ARTICLE II

                                 PARTICIPATION
                                 -------------

     An Eligible Employee shall become a Participant in the Plan by (1) electing to defer a portion of his or her Compensation in accordance with Section 3.1,
(2) filing a life insurance application form along with his or her deferral election form, and (3) complying with such medical underwriting requirements as determined by the life insurance carrier selected by the Company. An Eligible Employee who completes the requirements of the preceding sentence shall commence participation in this Plan as of the first day of the month in which Compensation is deferred. In the event it is determined by the Committee, that the proposed life insurance policy cannot be obtained in a cost efficient manner after medical underwriting requirements have been met, the Participant shall not be eligible to receive death benefits in accordance with Section 6.1(c) of the Plan. Notwithstanding any provision to the contrary, if it is determined or reasonably believed, based on a judicial or administrative determination or an opinion of Company's legal counsel that a Plan Participant is not a management or highly compensated employee, such individual shall cease to be a Participant and his Distributable Amount shall be paid to him in a lump sum as soon as practicable after the determination is made that he is not a management or highly compensated employee.

                                  ARTICLE III

                              DEFERRAL ELECTIONS
                              ------------------

     3.1     Elections to Defer Compensation.  A Participant who has elected to
             -------------------------------
suspend his deferrals of or Base Salary or Commissions may make deferrals in future Plan Years in accordance with this Section 3.1.

             (a)  Initial Election Period. Subject to the provisions of Article
                  -----------------------
II, each Eligible Employee may elect to defer Base Salary, Bonuses and/or Commissions by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

             (b)  General Rule. The amount of Compensation which an Eligible
                  ------------
Employee may elect to defer is such Compensation earned on or after the time at which the Eligible Employee elects to defer in accordance with Sections 1.2(q) and 3.1(a) and shall be a flat dollar amount or percentage which shall not exceed 100% of the Eligible Employee's Base Salary, Bonuses and Commissions, provided that the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to satisfy Social Security tax (including Medicare), income tax and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Committee. The minimum contribution which may be made in any Plan Year by an Eligible Employee shall not be less than $5,000, provided such minimum contribution can be satisfied from either Base Salary and/or Bonus and/or Commission deferrals.

             (c)  Duration of Compensation Deferral Election. An Eligible
                  ------------------------------------------
Employee's initial election to defer Base Salary, Bonuses and Commissions must be filed on or before each November 1, 14, 1997 and is to be effective on the first day of the next following Plan Year.January 1, 1998. A Participant may elect to suspend his election to defer Base Salary or Commissions once during any Plan Year with respect to amounts of Base Salary or Commissions which have not been paid, provided said Participant gives the Company 20 days prior written notice of his election. A Participant may increase, decrease or terminate a deferral election with respect to Base Salary or Commissions for any subsequent Plan Year by filing a new election on or before November 1, which election shall be effective on the first day of the next following Plan Year. An Eligible Employee may make an An Eligible Employee's Initial Election to defer Bonuses must be filed by November 14, 1997. Any subsequent election with respect to Bonuses which must be filed by November 1 of the year prior to the year that the Bonus is earned. Bonuses are deemed earned at such time as Company communicates its determination of Bonuses to the affected Eligible Employee. All elections with respect to Bonuses are for one Plan Year. In the case of an employee who becomes an Eligible Employee after any November 1, 1997, such Eligible Employee shall have 30 days from the date he or she has become an Eligible Employee to make an Initial Election with respect to Base Salary, Bonuses and/or Commissions. Such election shall be for the remainder of the Plan Year, in the event the Plan Year has commenced.

             (d)  Elections other than Elections during the Initial Election
                  ----------------------------------------------------------
Period. Subject to the limitations of Section 3.1(b) above, any Eligible
------
Employee who fails to elect to defer Compensation during his or her Initial Election Period may subsequently become a Participant, and any Eligible Employee who has terminated a prior Compensation deferral election may elect to again defer Compensation, by filing an election, on a form provided by the Committee, to defer Compensation as described in Sections 3.1(b) and 3.1(c) above. An election to defer Compensation must be filed in a timely manner in accordance with Section 3.1(c).

      3.2     Investment Elections.
              --------------------

              (a) At the time of making the deferral elections described in
Section 3.1, the Participant shall designate, on a form provided by the Committee, the types of investment funds the Participant's Account will be deemed to be invested in for purposes of determining the amount of earnings to be credited to that Account. In making the designation pursuant to this Section 3.2, the Participant may specify that all or any multiple of his Deferral Account (equal to or greater than 10% in whole percentage increments) be deemed to be invested in one or more of the types of investment funds provided under the Plan as communicated from time to time by the Committee. Effective as of the end of any calendar month, a Participant may change the designation made under this Section 3.2 by filing an election, on a form provided by the Committee, at least 30 days prior to the end of such month. quarter. If a Participant fails to elect a type of fund under this Section 3.2, he or she shall be deemed to have elected the Money Market type of investment fund.

             (b) Although the Participant may designate the type of investments, , the Committee shall not be bound by such designation. The Committee shall select from time to time, in its sole discretion, commercially available investments of each of the types communicated by the Committee to the Participant pursuant to Section 3.2(a) above to be the Funds. The Interest Rate of each such commercially available investment fund shall be used to determine the amount of earnings or losses to be credited to Participant's Account under
Article IV.

                                  ARTICLE IV

                      DEFERRAL ACCOUNTS AND TRUST FUNDING
                      -----------------------------------

     4.1     Deferral Accounts.
             -----------------

     The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("investment fund subaccounts"), each of which corresponds to an investment fund elected by the Participant pursuant to Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

             (a) As of the last day of each month, the Committee shall credit the investment fund subaccounts of the Participant's Deferral Account with an amount equal to Compensation deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Compensation that the Participant has elected to be deemed to be invested in a certain type of investment fund shall be credited to the investment fund subaccount corresponding to that investment fund;

             (b) As of the last day of each month, each investment fund subaccount of a Participant's Deferral Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the last day of the preceding month by the Interest Rate for the corresponding fund selected by the Company pursuant to Section 3.2(b).

             (c) In the event that a Participant elects for a given Plan Year's deferral of Compensation to have a Scheduled Withdrawal Date, all amounts attributed to the deferral of Compensation for such Plan Year shall be accounted for in a manner which allows separate accounting for the deferral of Compensation and investment gains and losses associated with such Plan Year's deferral of Compensation.

     4.2     Trust Funding.
             -------------

     Company has created a Trust with First American Trust Company serving as initial trustee. The Company shall cause the Trust to be funded each year. Each Participating The Company shall contribute to the Trust an amount equal to the amount deferred by each Participant for the Plan Year. Each Participating The Company may also contribute such additional amounts as it shall deem necessary or appropriate.

     Although the principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Participating Company and shall be used exclusively for the uses and purposes of Plan Participants and Beneficiaries as set forth therein, neither the Participants nor their Beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust prior to the time such assets are paid to the Participants or Beneficiaries as benefits and all rights created under this Plan shall be unsecured contractual rights of Plan Participants and Beneficiaries against the Participating Company. Any assets held in the Trust will be subject to the claims of Participating Company's general creditors under federal and state law in the event of insolvency as defined in Section 4.2(a) of the Trust.

     The assets of the Plan and Trust shall never inure to the benefit of the Participating Company and the same shall be held for the exclusive purpose of providing benefits to Participants and their beneficiaries, deferring reasonable expenses of administering the Plan and Trust.

                                   ARTICLE V

                                    VESTING
                                    -------

     A Participant's Deferral Account shall be 100% vested at all times.

                                  ARTICLE VI

                                 DISTRIBUTIONS
                                 -------------

     6.1     Distribution of Deferred Compensation and Discretionary Company
             ---------------------------------------------------------------
Contributions.
-------------

            (a)  Distribution Without Scheduled Withdrawal Date.  In the case of
                 ----------------------------------------------
a Participant who terminates employment with a Participating Company and has an Account balance of $25,000 or more, the Distributable Amount shall be paid to the Participant (and after his or her death to his or her Beneficiary) from among the following optional forms of benefit as elected by the Participant on the form provided by Participating Company during his or her Initial Election
Period:

                 (1) A lump sum distribution beginning on the Participant's Payment Date.

        (2) Substantially equal quarterly installments over five (5) years beginning on the Participant's Payment Date.

        (3) Substantially equal quarterly installments over ten (10) years beginning on the Participant's Payment Date.

        (4) Substantially equal quarterly installments over fifteen (15) years beginning on the Participant's Payment Date.

     A Participant may modify the optional form of benefit that he or she has previously elected, provided such modification occurs at least one (1) year before the Participant terminates employment with Participating Company.

     In the event a Participant fails to elect an optional form of benefit during his or her Initial Election Period, the Participant's Distributable Amount will be distributed in a lump sum beginning on his or her Payment Date.

     In the case of a Participant who terminates with Participating Company and has an Account balance of less than $25,000, the Distributable Amount shall be paid to the Participant (and after his or her death to his or her Beneficiary) in a lump sum distribution on the Participant's Payment Date.

     The Participant's Account shall continue to be credited with earnings pursuant to Section 4.1 of the Plan until all amounts credited to his or her Account under the Plan have been distributed.

     (b) Distribution With Scheduled Withdrawal Date.  In the case of a
         -------------------------------------------
Participant who has elected a Scheduled Withdrawal Date for a distribution while still in the employ of the Participating Company, such Participant shall receive his or her Distributable Amount, but only with respect to those deferrals of Compensation and earnings on such deferrals of Compensation as shall have been elected by the Participant to be subject to the Scheduled Withdrawal Date in accordance with Section 1.2(yx) of the Plan. A Participant's Scheduled Withdrawal Date with respect to amounts of Compensation deferred in a given Plan Year can be no earlier than two years from the last day of the Plan Year for which the deferrals of Compensation are made. A Participant may extend the Scheduled Withdrawal Date for the deferral of Compensation for any Plan Year, provided such extension occurs at least one year before the Scheduled Withdrawal Date and is for a period of not less than two years from the Scheduled Withdrawal Date. The Participant shall have the right to twice modify any Scheduled Withdrawal Date, provided the second such modification shall only be effective if consented to by Company. In the event a Participant terminates employment with Participating Company prior to a Scheduled Withdrawal Date, other than by reason of death, the portion of the Participant's Account associated with Scheduled Withdrawal Dates which have not occurred prior to such termination shall be distributed in a lump sum.

     (c) Death Benefit.  In the case of a Participant who dies while employed by
         ------
a Participating the Company, the following benefits shall be provided:

     (1) that portion of the death benefit of any life insurance policy purchased by the Trust Company to insure the life of the Participant and which is subject to a "Split-Dollar Life Insurance Agreement" (as described therein) (the "Policy") which is equal to the following amounts:

          (i) If a Participant elects during his first twelve months of Plan Participation (whether or not such election occurs during more than one Plan
Year) to defer Base Salary only, such Participant's death benefit shall equal his Base Salary deferrals annualized over the first twelve months of Plan Participation multiplied by fifteen. This amount shall constitute the Participant's death benefit for the remainder of his participation in the Plan.

          (ii) If a Participant elects during his first twelve months of Plan Participation (whether or not such election occurs during more than one Plan
Year) to defer Bonuses and/or Commissions only, such Participant's death benefit during the first twelve months of Plan Participation shall be $0. At the end of the initial twelve month period (which may or may not span more than one Plan
Year) the amount of the Participant's deferral of Bonuses and/or Commissions shall be aggregated and multiplied by fifteen, which amount shall constitute the Participant's death benefit for the remainder of his or her participation in this Plan.

          (iii) If a Participant elects during his first twelve months of Plan Participation (whether or not such election occurs during more than one Plan Year) to defer Base Salary and Bonuses and/or Commissions, then the Participant's death benefit during his first twelve months of Plan Participation shall equal his Base Salary deferrals annualized over twelve months multiplied by fifteen. At the end of the initial twelve month period (which may or may not span more than one Plan Year) the Participant's death benefit shall equal the amount of Base Salary deferrals annualized during the first twelve months multiplied by fifteen plus the aggregate amount of all deferrals of Bonuses and/or Commissions which occurred during the first twelve months multiplied by fifteen. This amount shall constitute the Participant's death benefit for the remainder of his participation in the Plan.

     Any such Policy shall be subject to certain conditions set forth in a "split-dollar life insurance agreement" between the Participant, Trustee and the Participating Company, pursuant to which the Participant may designate a beneficiary with respect to the portion of the Policy proceeds described in this
Section 6.1(c)(1) in the event the Participant dies prior to terminating employment with the Participating Company. The Participant shall have the right to designate and change such beneficiary (which need not be his or her Beneficiary) at any time on a form provided by and filed with the insurance company. If no such form is on file with the insurance company, the insurance proceeds designated in this paragraph (1) shall be paid to the Beneficiary. The benefit payable pursuant to this paragraph (1) shall only be paid if the insurance company agrees that the Participant is insurable and shall be subject to all conditions and exceptions set forth in the applicable insurance policy. Notwithstanding the provision of this Plan or any other document to the contrary, the Participating Company shall not have any obligation to pay the Participant or his or her beneficiary any amounts described in Section 6.1(c)(1); all such amounts due pursuant to Section 6.1(c)(1) shall be payable solely from the proceeds of the Policy, if any. Furthermore, the Participating Company is not obligated to maintain the Policy; no death benefit shall be payable hereunder if the Company has discontinued the Policy for the Participant. In addition, no Policy shall be allocated to any Participating Account.

               (2) The Account Balance in a lump sum or installments as previously elected by the Participant.

          (d)  Death After Benefit Commencement. In the event a Participant dies
               --------------------------------
after he has retired from the employ of the Company and still has a balance in his or her Account, the balance shall continue to be paid in quarterly installments for the remainder of the period as elected by the Participant.

          (e)  Death Benefit Reduction. In the event a Participant elects an
               -----------------------
Early Distribution from his or her Deferral Account, the Participant's death benefit as computed in accordance with Section 6.1(c)(1) of the Plan shall be reduced by multiplying said death benefit by a fraction the numerator of which shall be the sum of the Participant's Early Distributions and the denominator of which shall be the Participant's Deferral Account, after plus Early Distributions, plus Early Distributions. For purposes of calculating the denominator of the fraction set forth above, a Participant's Early Distributions shall be credited with earnings in accordance with Section 4.1 of the Plan.

     In the event a Participant suspends contributions of Base Salary during the first twelve (12) months of Plan participation, then the Participant's death benefit calculated in accordance with Sections 6.1(c)(1)(i) and (iii) shall be determined by multiplying the actual amount of Base Salary deferred during the initial twelve (12) month period multiplied by fifteen (15).

     6.2  Early Distributions.
          -------------------

     A Participant shall be permitted to elect an Early Distribution from his or her Deferral Account prior to the Payment Date, subject to the following restrictions:

          (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

          (b) The amount of the Early Distribution shall in all cases be an amount not less than the greater of 50% of the Deferral Account as of the end of the calendar month as of which the distribution is to be made, or $25,000.

          (c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

          (d) If a Participant receives an Early Distribution of his entire Deferral Account, the remaining balance of his or her Deferral Account (10% of the Deferral Account) shall be permanently forfeited and the Company shall have no obligation to the Participant or his Beneficiary with respect to such forfeited amount. If a Participant receives an Early Distribution of 50% or more of his Deferral Account, such Participant shall forfeit 10% of the gross amount to be distributed from the Participant's Deferral Account.

          (e) If a Participant receives an Early Distribution of either all or a part of his Deferral Account, the following rules will apply for the balance of the Plan Year and for the following Plan Year: (i) the Participant will be ineligible to participate in the Plan, and (ii) neither the Participant (nor his Beneficiary or beneficiaries) shall be entitled to death benefits under Section 6.1(c)(1) or (2).

     6.3  Inability to Locate Participant.
          -------------------------------

     In the event that the Committee is unable to locate a Participant or Beneficiary within three two years following the required Payment Date, the amount allocated to the Participant's Deferral Account, shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims, within three years of the forfeiture, such benefit, such benefit shall be reinstated without interest or earnings.

     6.4  Payment of Policy Premiums.
          --------------------------

     So long as the Participating Company Trust maintains a Policy for a Participant, the Participating Company shall pay to the Trustee amounts necessary to pay premiums on the Policy insuring the Participant's life from as soon as practical after the end of each Plan Year, or such earlier time as the Participating Company shall determine (but no later than the tax return due date for the Participating Company for such year), in amounts equal to the amount deferred by the Participant for the Plan Year.

                                  ARTICLE VII

                                ADMINISTRATION
                                --------------

     7.1  Committee.
          ---------

     A committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

     7.2  Committee Action.
          ----------------

     The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

     7.3  Powers and Duties of the Committee.
          ----------------------------------

          (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

               (1) To select the Funds in accordance with Section 3.2(b) hereof;

               (2) To construe and interpret the terms and provisions of this Plan;

               (3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

               (4) To maintain all records that may be necessary for the administration of the Plan;

               (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

               (6) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

               (7) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe;

               (8) To take all actions necessary for the administration of the Plan, including determining whether to hold or discontinue the Policies; and

               (9) If a Policy is discontinued or a Participant has terminated employment with the Company for a reason other than death, (A) to notify the insurance company that no death benefits are payable to the beneficiaries of the applicable Participant under the Policy (and that neither the Participant nor his or her beneficiary has any rights under the Policy or to any benefits under the Policy) and (B) to file a new beneficiary designation with the insurance company naming the Participating Company as beneficiary or to cash in the Policy.

     7.4  Construction and Interpretation.
          -------------------------------

     The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties, including but not limited to the Participating Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

     7.5  Information.
          -----------

     To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other events which cause termination of their participation in this Plan, and such other pertinent facts as the Committee may require.

     7.6  Compensation, Expenses and Indemnity.
          ------------------------------------

          (a) The members of the Committee shall serve without compensation for their services hereunder.

          (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company. Company may allocate such expenses and fees amongst Participating Companies.

          (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

     7.7  Quarterly Statements.
          --------------------

     Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

     7.8  Disputes.
          --------

          (a)  Claim.
               -----

          A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as "Claimant") must file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the President of the Company at its then principal place of business.

          (b)  Claim Decision.
               --------------

          Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for special circumstances.

          If the claim is denied in whole or in part, the Company shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial;
(B) the specific reference to pertinent provisions of this Agreement on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection (c).

          (c)  Request For Review.
               ------------------

          Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Company. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day period, he or she shall be barred and estopped from challenging the Company's determination.

          (d)  Review of Decision.
               ------------------

          Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                 ARTICLE VIII

       PROCEDURE FOR ADOPTION AND WITHDRAWAL BY PARTICIPATING EMPLOYERS
       ----------------------------------------------------------------

     8.1  Adoption of the Plan.
          --------------------

     Any entity which is a subsidiary for which more than fifty percent (50%) of the value of the stock or other interest of such entity is owned by the Sponsoring Company may, with the consent and approval of the Sponsoring Company, adopt this Plan as a Participating Company for a select group of management and highly compensated employees. The adoption of this Plan by a Participating Company shall be effected by resolution of its board of directors or equivalent governing body. It shall not be necessary for any adopting Participating Company to formally execute the Plan as then in effect. As to the Participating Company, the effective date of the Plan shall be stated in its resolutions, and it shall assume all the rights, obligations and liabilities of a Participating Company under the Plan.

     8.2  Withdrawal From the Plan.
          ------------------------

     A Participating Employer may by resolution of its board of directors or equivalent governing body and approval by the Sponsoring Employer, withdraw from participation under the Plan. A Withdrawing Participating Employer may arrange for the continuation by itself or its successor of this Plan in a separate form for its own employees. The Withdrawing Participating Employer may arrange for continuation of the Plan by merger with an existing plan and request, subject to the Sponsoring Employer's consent the transfer to such plan of all Plan Assets representing the benefits of its employees.

     8.3  Cessation of Future Contributions.
          ---------------------------------

     A Participating Employer may by resolution of its board of directors or equivalent governing body cease to allow Participants in its employ to continue to make deferrals pursuant to Section 3.1 of the Plan. In the event a Participating Company makes the determination to cease Participant deferrals the remaining provisions of this Plan shall continue to apply.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     9.1  Unsecured General Creditor.
          --------------------------

     Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Participating Company. No assets of the Participating Company shall be held in any way as collateral security for the fulfilling of the obligations of the Participating Company under this Plan. Any and all of the Participating Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Participating Company. The Participating Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Participating Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Participating Company that this Plan be unfunded for purposes of the Code and for purposes of Title 1 of ERISA.

     9.2  Restriction Against Assignment.
          ------------------------------

     The Participating Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

     9.3  Withholding.
          -----------

     There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Participating Company in respect to such payment or this Plan. The Participating Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

     9.4  Amendment, Modification, Suspension or Termination.
          --------------------------------------------------

     The Committee may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts (neither the Policies themselves, nor the death benefit described in Section 6.1(c)(1) shall be treated as allocated to Accounts). In addition, the Committee has the right to amend or terminate Section 6.1(c)(1). In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.

     9.5  Governing Law.
          -------------

     This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

     9.6  Receipt or Release.
          ------------------

     Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

     9.7  Payments on Behalf of Persons Under Incapacity.
          ----------------------------------------------

     In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

     9.8  Limitation of Rights and Employment Relationship.
          ------------------------------------------------

     Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company or the trustee of the Trust except as provided in the Plan and Trust; and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected by the provisions of the Plan and Trust.

     9.9  Headings.
          --------

     Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this 10th day of March, 2000.


                                   THE FIRST AMERICAN FINANCIAL
                                   CORPORATION

                                   By   /s/ Drew Cree
                                        Its: Vice President Human Resources